Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant customarily and actually treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.
DEVELOPMENT AGREEMENT
(Barton Creek Section N Tecoma Circle Phase 2 Right of Way)
This Development Agreement (this “Agreement”) is made and entered into effective as of January 31 , 2023 (the “Effective Date”) by and between STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership (“SPOC”), and HOLDEN HILLS, L.P., a Texas limited partnership (“Holden Hills”). SPOC and Holden Hills are sometimes collectively called “Parties” or individually a “Party.”
R E C I T A L S:
A.    SPOC owns the land described on Exhibit A attached hereto (the “SPOC Land”).
B.    Holden Hills owns the land described on Exhibit B attached hereto (the “Holden Hills Land”).
C.    The Parties desire to enter into this Agreement to provide for cost sharing of the design, permitting, and construction of certain street, drainage, water quality pond, water, wastewater, effluent, erosion/sedimentation control, sidewalk, electric, and gas improvements a more particularly described on Exhibit C attached hereto (collectively, the “Tecoma Improvements”).
D.    SPOC and the City of Austin entered into that certain Subdivision Construction Agreement signed by the City of Austin on June 15, 2022 and recorded as document number 2022110640 in the Official Public Records of Travis County, Texas entered into as a condition to approval of the final subdivision plat of the Barton Creek Section N Tecoma Circle Phase 2 Right of Way Subdivision, City Case No. C8-92-0064.5A, and pursuant to which SPOC is required to complete the Tecoma Improvements (the “Subdivision Construction Agreement”).
AGREEMENTS:
NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, SPOC and Holden Hills agree as follows:
ARTICLE 1
DESIGN, PERMITTING, AND CONSTRUCTION
1.1Design and Permitting. Before the Effective Date, SPOC engaged LJA Engineering, Inc. (the “Engineer”) to design and assist in securing the necessary permits and approvals for the construction and installation of the Tecoma Improvements in accordance with all applicable governmental regulations, including the requirements of the Subdivision Construction Agreement. The plans and specifications for the Tecoma Improvements, entitled Barton Creek Section N – Tecoma Circle Phase 2 Paving, Drainage, Water and Wastewater, dated August 10, 2020 and sealed by John A. Clark, P.E. (referred to as the “Plans and Specifications” and incorporated herein by reference), were submitted, reviewed, and approved by the City of Austin under Case File C8-92-0064.5A. The permits and approvals required for the construction of the Tecoma Improvements from the City of Austin and other applicable governmental authorities have been issued.
1.2Constructing Party. Holden Hills will cause the construction and installation of the Tecoma Improvements, as provided in this Agreement. Such construction and installation will be performed by one or more contractors selected by Holden Hills in accordance with Section 1.3 below. Holden Hills will use reasonable efforts to ensure that such construction and installation is performed in a diligent and good and workmanlike manner and in accordance with the Subdivision Construction Agreement and the Plans and Specifications and all applicable governmental rules and regulations, including, without limitation, those necessary for the acceptance of the Tecoma Improvements for operation and maintenance by the City of Austin and the applicable utility providers.
1.3Contractor. Holden Hills, in its discretion but working with the assistance of and in cooperation with SPOC, and in compliance with the public bid process required by the applicable municipal utility districts (collectively, the “MUDs”), will select and engage one or more contractors for the construction and installation of the Tecoma Improvements (the “Contractor”). Although the Tecoma Improvements may be divided into one or more components for purposes of contracting (e.g., streets under one contract and utilities under another; streets and wet utilities under one contract with dry utilities under another, etc.), for coordination, efficiency, and cost purposes, Holden Hills expects to award construction of all components of the Tecoma Improvements to a single contractor.
1.4Construction Contracts. Each construction contract between Holden Hills and a Contractor (a “Construction Contract”) will require the Contractor to construct the applicable portion of the Tecoma Improvements in accordance with the Plans and Specifications. A projected schedule for construction of the Tecoma Improvements is set forth on Exhibit D attached hereto (the “Construction Schedule”). Each Construction Contract will include an estimated substantial completion date for the Tecoma Improvements (or applicable portion thereof) that is consistent with the date for completion set forth in the Construction Schedule. Holden Hills will use commercially reasonable efforts to cause each Contractor to achieve substantial completion of the Tecoma Improvements (or applicable portion thereof) on or before the substantial completion date indicated in the Construction Schedule, subject to any delay due to Force Majeure (defined below). As soon as reasonably possible after substantial completion of the Tecoma Improvements, Holden Hills shall have the Tecoma Improvements accepted for maintenance by the City of Austin (or other applicable governmental entity or utility service providers). Upon completion and acceptance of the Tecoma Improvements by the City of Austin, Holden Hills will cause the Contractors to post the required maintenance bond with the City of Austin and will use commercially reasonable efforts to enforce the applicable Contractor’s warranty in the event of any work defect during the maintenance period.
1.5Change Orders. Holden Hills, in its reasonable discretion, may issue change orders and/or changes to the Plans and Specifications with regard to the Tecoma Improvements, so long as such changes: (i) are required to comply with any applicable governmental regulations, rules, codes, statutes, or ordinances; (ii) do not significantly change the location, quality, or cost of the Tecoma Improvements; (iii) are required due to unforeseen conditions and are required to complete the Tecoma Improvements; and (iv) are in compliance with City of Austin or MUD requirements, as applicable. Copies of all such change orders shall be delivered to SPOC within thirty (30) days after Holden Hills’s execution of such change order. Any proposed change orders will not require the prior consent or approval of SPOC.
1.6Fiscal Security. SPOC has posted all fiscal security required for the Tecoma Improvements by the City of Austin as required by the Subdivision Construction Agreement. Before the Effective Date, SPOC posted a standby letter of credit with the City of Austin issued by Comerica Bank (LOC No. OSB22774T) dated June 10, 2022 in the amount of $6,671,933.00 as fiscal security for completion of the Tecoma Improvements. SPOC will leave such fiscal security posted with the City of Austin until the Tecoma Improvements are completed and accepted by the City (for avoidance of doubt, Holden Hills will not be required to replace, in whole or part, the fiscal security posted by SPOC). The fiscal security posted by SPOC will be repayable and returnable only to SPOC, which is expected to occur upon completion of the Tecoma Improvements and release of such fiscal by the City of Austin.
1.7Maintenance Bonds. Each Construction Contract will require the applicable Contractor, as a condition of substantial completion of the Tecoma Improvements (or applicable portion thereof), to secure a maintenance bond for any portion of the Contractor’s work that the City of Austin or applicable governmental authority requires be covered by a maintenance bond.
1.8Completion and Acceptance. After the Tecoma Improvements are completed and accepted by the City of Austin and any other applicable governmental authority, Holden Hills will deliver a written notice to SPOC (“Notice of Completion”) stating that the Tecoma Improvements have been completed, the amount of the actual Project Costs (as defined below) incurred before the date of the Notice of Completion, and the applicable remaining amount of the Project Costs owed by SPOC to Holden Hills, with reasonably detailed supporting materials evidencing completion and acceptance of the Tecoma Improvements, including a certificate of completion signed by the Engineer, final lien releases from contractors, and reasonably detailed supporting materials for the actual Project Costs.
ARTICLE 2
PROJECT COSTS AND PAYMENTS
2.1Project Costs. All costs and expenses incurred by either SPOC or Holden Hills with respect to the planning, preparation, design, engineering, permitting, approvals, contracting, construction management, construction, and installation of the Tecoma Improvements are referred to as the “Project Costs”. The Project Costs include, without limitation, engineering, architect, legal, consulting and other profession fees, contract administration and management fees, expenses for posting fiscal security, maintenance bond fees, insurance, and other related costs and expenses, but do not include any general overhead expenses of SPOC or its affiliates or fees and expenses paid by SPOC to its affiliates (except to the extent reimbursed to such affiliates for payments to third parties that would otherwise qualify as Project Costs). The budget for the Project Costs is attached as Exhibit E, which reflects the Project Costs included in Exhibit C of the Holden Hills LPA (as defined below) and the budgeted Project Costs to be incurred and paid thereafter as set forth in the Project Budget (as defined in the Holden Hills LPA).

2.2Cost Sharing. SPOC will be responsible for sixty percent (60%) of the Project Costs, and Holden Hills will be responsible for forty percent (40%) of the Project Costs.
2.3Initial Payments by Holden Hills. Holden Hills will pay for all Project Costs as and when due pursuant to the Construction Contracts, contracts with the applicable service or product providers, or applicable law.
2.4Cost Sharing Payments by SPOC to Holden Hills.
(a)Progress Payments. Holden Hills will deliver periodic written notices (anticipated to be during the first or second week of each month in connection with construction draw requests pursuant to the Construction Contracts) stating the amount of the actual Project Costs incurred to date that Holden Hills requires payment from SPOC (each a “Progress Payment Notice”) with reasonably detailed supporting materials for such Project Costs. Within five (5) days after receipt of the applicable Progress Payment Notice, SPOC will pay to Holden Hills SPOC’s 60% share of the Project Costs reflected in such Progress Payment Notice (the “Progress Payments”).
(b)Payments Upon Completion. Within five (5) days after receipt of the Notice of Completion, SPOC will pay to Holden Hills SPOC’s 60% share of the remaining Project Costs not previously paid by the Progress Payments.
(c)Additional Project Costs. If Holden Hills incurs any additional Project Costs not included in the Progress Payment Notices or Notice of Completion, then Holden Hills may require payment from SPOC for SPOC’s 60% share of such additional Project Costs by delivering written notice to SPOC for payment of such amount with reasonably detailed supporting materials of such additional Project Costs. Within five (5) days after receipt of such written notice of additional Project Costs, SPOC will pay its 60% share of the additional Project Costs to Holden Hills.
2.5MUD Reimbursement Sharing. A portion of the Tecoma Improvements will be dedicated to and maintained by the MUDs, and pursuant to those certain reimbursement agreements entitled Utility Construction and Reimbursement Agreement between Travis County Municipal Utility District No. 4 and Holden Hills dated effective as of September 13, 2022, and Utility Construction and Reimbursement Agreement between Travis County Municipal Utility District No. 8, and Holden Hills dated effective as of August 31, 2022, Holden Hills is expected to be eligible for future reimbursement of a portion of the Project Costs for such Tecoma Improvements dedicated to the MUDs. To the extent Holden Hills receives reimbursements of the Project Costs from the MUDs, Holden Hills will deliver sixty percent (60%) of such amounts to SPOC within thirty (30) days after receipt of such reimbursements, along with reasonably detailed supporting documentation for the reimbursement and the allocation to SPOC.
ARTICLE 3
MISCELLANEOUS
3.1Force Majeure. The term “Force Majeure” means any of the following events: (i) acts of God; (ii) fires, explosions, floods, earthquakes, natural disasters, or other action of the elements; (iii) war, invasions, hostilities (whether war is declared or not), terrorist threats or acts, riots or other civil unrest; (iv) moratorium on the issuance of governmental approvals; (v) governmental or military authority, proclamations, orders, laws, actions, or requests; (vi) embargoes or blockades; (vii) epidemics, pandemics, or other national or regional public health emergencies; (viii) strikes, labor stoppages or slowdowns, or other industrial disturbances; (ix) inability to procure or a general shortage of labor, equipment, facilities, materials, supplies, or power; (x) failure of transportation; (xi) shortage of supplies, adequate power, or transportation facilities; and (xii) any other event or cause, whether similar or dissimilar to the foregoing, that actually causes a delay in the performance of an obligation herein, and is not within the control of the Party claiming the Force Majeure. In no event will the obligation to pay money be subject to delay by reason of a claim of Force Majeure. Each Party shall use reasonable diligence to avoid any Force Majeure event and shall resume performance as promptly as possible after the occurrence of a Force Majeure event.
3.2Attorneys’ Fees. Any Party to this Agreement who is the prevailing Party in any legal proceeding against any other Party brought under or with relation to this Agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney’s fees from the non-prevailing Party.
3.3Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given (a) when actually received by that party, or (b) three (3) days after being deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party in question at the address indicated hereinbelow, or to a different address as previously given in a notice to the other parties in accordance with the terms hereof:
If to SPOC:    Stratus Properties Operating Co., L.P.
    Attn: Erin D. Pickens
    98 San Jacinto Blvd., Suite 220
Austin, Texas 78701

with a copy to:    Armbrust & Brown, PLLC
    Attn: Ken Jones
    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

If to Holden Hills:    Holden Hills, L.P.
    Attn: William H. Armstrong, III
    98 San Jacinto Blvd., Suite 220
    Austin, Texas 78701

with a copies to:    Armbrust & Brown, PLLC
    Attn: Ken Jones
    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

    [***]
    [***]
    [***]
    [***]

    Reed Smith LLP
    Attn: Edward Rhyne
    811 Main Street, Suite 1700
    Houston, Texas 77002

Either Party may change its address for notices by notifying the other Party hereunder of such change by written notice in accordance with this Section.
3.4Further Assurances. Each Party will, promptly upon the reasonable request of another Party, correct any defect, error or omission which may be discovered in the contents of this Agreement; execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, plats, permit requests, easements, dedications, ratifications, releases, affidavits and certifications) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement, to more fully identify any subject to this Agreement, property and interests intended to be covered; and provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of the requesting Party to enable the requesting Party to comply with the requirements or requests of any agency having jurisdiction over the SPOC Land or Holden Hills Land, or any portion thereof.
3.5Entire Agreement. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof, and this Agreement can be amended only by written agreement signed by all of the Parties.
3.6Governing Law, Performance, and Venue. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE. ALL OBLIGATIONS CREATED IN THIS AGREEMENT ARE PERFORMABLE IN TRAVIS COUNTY, TEXAS, AND THE EXCLUSIVE VENUE FOR ANY ACTION BROUGHT UNDER THIS AGREEMENT WILL BE IN TRAVIS COUNTY, TEXAS.
3.7Binding Effect. This Agreement and all of its terms and provisions shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

3.8Invalid Provisions. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained.
3.9Amendments. This Agreement may be amended only by a writing signed and acknowledged by all of the Parties.
3.10Exhibits. Each reference to an exhibit refers to the applicable exhibit that is attached to this Agreement, which exhibit may be amended by the Parties from time to time in accordance with the provisions of this Agreement. All such exhibits constitute a part of this Agreement.
3.11Waivers. A waiver by a Party of any provision of this Agreement or of any default by any Party must be in writing and no such waiver shall be implied from any omission by a Party to take any action in respect of such default if such default continues or is repeated. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver.
3.12No Partnership. Nothing in this Agreement or any acts of the Parties shall be construed or deemed by the Parties, or by any third person, to create the relationship of principal and agent, or of partnership, or of joint venture.
3.13Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all Parties hereto be contained on any one counterpart hereof. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
3.14Limitation of Liability of Holden Hills. Notwithstanding anything to the contrary, Holden Hills shall not have any liability or obligation to SPOC for the performance or failure to perform any obligation or covenant in, or any other act or omission pursuant to, this Agreement except to the extent such performance, failure to perform, or other act or omission was at the direction of Bartoni, LLC. a Delaware limited liability company (“Bartoni”) or the direct result of Bartoni’s breach of its obligations under the Amended and Restated Limited Partnership Agreement of Holden Hills, dated as of the Effective Date, as amended (the “Holden Hills LPA”).
EXECUTED by the Parties to be effective as of the date first above written.

SPOC:
STRATUS PROPERTIES OPERATING CO., L.P.,
a Delaware limited partnership
By:    STRS L.L.C., a Delaware limited liability
company, General Partner
By:    Stratus Properties Inc., a Delaware corporation, Sole Member
By:    /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

HOLDEN HILLS:
HOLDEN HILLS, L.P., a Texas limited partnership
By:    Holden Hills GP, L.L.C., a Texas limited liability company, General Partner
By:    /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

LIST OF EXHIBITS
TO
Development Agreement
By and Between
Stratus Properties Operating Co., L.P. and
Holden Hills, L.P.

The following list of exhibits is provided pursuant to Item 601(a)(5) of Regulation S-K. These exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the Securities and Exchange Commission upon request.

Exhibit A – SPOC Land

Exhibit B – Holden Hills Land

Exhibit C – Tecoma Improvements1

Exhibit D – Construction Schedule

Exhibit E – Budget2

1 Exhibit C has been filed as an exhibit to this Development Agreement.
2 Exhibit E has been filed as an exhibit to this Development Agreement.

EXHIBIT C

Tecoma Improvements

The Tecoma Improvements generally consist of the final phase of Tecoma Circle, extending the roadway and related improvements (drainage, water quality pond, water, wastewater, effluent, erosion/sedimentation control, sidewalk, electric, and gas) through the SPOC Land, from its current terminus to Southwest Parkway. The Tecoma Improvements enable access and provide critical utilities necessary for the development of both the SPOC Land and the Holden Hills Land. The Tecoma Improvements are described in detail in the Plans and Specifications.

    Exhibit C

EXHIBIT E

Budget

    Exhibit E